Exhibit 99.1
NEWS RELEASE

CONTACT:	Gary S. Maier Maier & Company, Inc. (310) 442-9852
MOTORCAR PARTS OF AMERICA REPORTS FISCAL 2011
THIRD QUARTER RESULTS
—Net Income Jumps 75 Percent for the Third Quarter and 44 Percent for Nine Months—
LOS ANGELES, CA — February 7, 2011 — Motorcar Parts of America, Inc.
(Nasdaq: MPAA) today reported solid results for its fiscal 2011 third quarter and nine months ended December 31, 2010.
     Net income for the fiscal 2011 third quarter increased 75.3 percent to $3.8 million, or $0.30 per diluted share, from net income of $2.1 million, or $0.18 per diluted share, for the comparable period a year earlier. Net sales for the fiscal 2011 third quarter increased 13.2 percent to $41.3 million from $36.5 million for the same period last year.
     Gross profit for the fiscal 2011 third quarter was $13.2 million compared with $10.9 million for the same period a year ago. Gross profit as a percentage of net sales for the fiscal 2011 third quarter was 31.9 percent compared with 29.8 percent in the same quarter a year ago.
     Operating income for the fiscal 2011 third quarter increased 27.6 percent to $6.6 million from $5.2 million in the same period a year ago.
     Net income for the fiscal 2011 nine-month period increased 44.4 percent to $9.8 million, or $0.80 per diluted share, from $6.8 million, or $0.56 per diluted share, a year earlier. Net sales for the nine months increased 9.1 percent to $118.5 million from $108.6 million in the corresponding period a year ago.
     Gross profit for the fiscal 2011 nine-month period was $37.4 million compared with $28.9 million in the same period in fiscal 2010. Gross profit as a percentage of net sales for the same period was 31.6 percent compared with 26.6 percent a year earlier.
     Operating income for the nine months increased 44.4 percent to $19.5 million from $13.5 million for the same period in fiscal 2010.
     “The company’s record results for the fiscal third quarter reflect continued solid growth and strong operating performance in our base business. It is a great tribute to an excellent team of people working passionately to build value for our shareholders. We look forward to expanding the company’s product line to include fast-growing under-the-car products through our anticipated acquisition of
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Tribecca Plaza • 12233 West Olympic Boulevard Suite 258 • Los Angeles, California 90064
TELEPHONE 310.442.9852
FACSIMILE 310.442.9855

Motorcar Parts of America, Inc.
2-2-2
Fenwick Automotive early in the upcoming fiscal year,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts.
Teleconference and Web Cast
     Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations for its fiscal 2011 third quarter. The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (877) 776-4016 (domestic) or (973) 638-3231 (international). For those who are not available to listen to the live broadcast, the call will be archived for seven days on Motorcar Parts of America’s website. A telephone playback of the conference call will also be available from 1:00 p.m. Pacific time today through 8:59 p.m. Pacific time on Monday, February 14, 2011 by calling (800) 642-1687 (domestic) or (706) 645-9291 (international) and using access code: 39959147.
About Motorcar Parts of America
     Motorcar Parts of America, Inc. is a remanufacturer of alternators and starters utilized in imported and domestic passenger vehicles, light trucks and heavy duty applications. Its products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with remanufacturing facilities located in California, Mexico and Malaysia, and administrative offices located in California, Tennessee, Mexico, Singapore and Malaysia. Additional information is available at www.motorcarparts.com.
     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2010 and in its Form 10-Q filed with the SEC thereafter for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.
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(Financial tables follow)

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net sales	$41,288,000	$36,482,000	$118,499,000	$108,609,000
Cost of goods sold	28,115,000	25,605,000	81,099,000	79,745,000

Gross profit	13,173,000	10,877,000	37,400,000	28,864,000
Operating expenses:
General and administrative	4,384,000	3,801,000	11,979,000	9,966,000
Sales and marketing	1,798,000	1,548,000	4,739,000	4,355,000
Research and development	391,000	355,000	1,153,000	1,023,000

Total operating expenses	6,573,000	5,704,000	17,871,000	15,344,000

Operating income	6,600,000	5,173,000	19,529,000	13,520,000
Other expense (income):
Gain on acquisition	—	—	—	(1,331,000)
Interest expense — net	997,000	1,776,000	4,300,000	3,746,000

Income before income tax expense	5,603,000	3,397,000	15,229,000	11,105,000
Income tax expense	1,842,000	1,252,000	5,447,000	4,330,000

Net income	$3,761,000	$2,145,000	$9,782,000	$6,775,000

Basic net income per share	$0.31	$0.18	$0.81	$0.57

Diluted net income per share	$0.30	$0.18	$0.80	$0.56

Weighted average number of shares outstanding:
Basic	12,042,792	11,996,021	12,038,296	11,977,239

Diluted	12,399,211	12,126,420	12,254,510	12,098,126

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31, 2010	March 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash	$622,000	$1,210,000
Short-term investments	289,000	451,000
Accounts receivable — net	2,758,000	5,553,000
Inventory— net	28,781,000	31,547,000
Inventory unreturned	4,151,000	3,924,000
Deferred income taxes	8,431,000	8,391,000
Prepaid expenses and other current assets	2,677,000	2,735,000

Total current assets	47,709,000	53,811,000
Plant and equipment — net	11,468,000	12,693,000
Long-term core inventory — net	78,603,000	67,957,000
Long-term core inventory deposit	25,984,000	25,768,000
Long-term deferred income taxes	760,000	951,000
Long-term note receivable	4,863,000	—
Intangible assets — net	5,724,000	6,304,000
Other assets	1,722,000	1,549,000

TOTAL ASSETS	$176,833,000	$169,033,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,856,000	$31,603,000
Accrued liabilities	1,006,000	1,863,000
Accrued salaries and wages	2,936,000	3,590,000
Accrued workers’ compensation claims	1,265,000	1,574,000
Customer finished goods returns accrual	7,408,000	7,454,000
Income tax payable	49,000	678,000
Revolving loan	300,000	—
Other current liabilities	527,000	697,000
Current portion of term loan	2,000,000	2,000,000
Current portion of capital lease obligations	267,000	953,000

Total current liabilities	47,614,000	50,412,000
Term loan, less current portion	6,000,000	7,500,000
Deferred core revenue	7,977,000	6,061,000
Deferred gain on sale-leaseback	13,000	319,000
Other liabilities	686,000	676,000
Capital lease obligations, less current portion	249,000	445,000

Total liabilities	62,539,000	65,413,000
Commitments and contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	—	—
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	—	—
Common stock; par value $.01 per share, 20,000,000 shares authorized; 12,067,271 and 12,026,021 shares issued and outstanding at December 31, 2010 and March 31, 2010, respectively	121,000	120,000
Treasury stock, at cost, 14,400 shares of common stock at December 31, 2010 and none at March 31, 2010	(89,000)	—
Additional paid-in capital	93,081,000	92,792,000
Additional paid-in capital-warrant	1,879,000	1,879,000
Accumulated other comprehensive loss	(735,000)	(1,426,000)
Retained earnings	20,037,000	10,255,000

Total shareholders’ equity	114,294,000	103,620,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$176,833,000	$169,033,000